EXHIBIT 99.1

ANSYS Delivers Record Revenue and Earnings for the First Quarter 2013

Management Updates FY 2013 Guidance

Highlights

  GAAP revenue of $197.7 million and non-GAAP revenue of $199.5 million
  GAAP diluted earnings per share of $0.54 and non-GAAP diluted earnings per share of $0.71
  Operating cash flows of $95.4 million, a 14% increase over Q1 2012
  GAAP operating profit margin of 35.2% and non-GAAP operating profit margin of 48.2%

PITTSBURGH, May 2, 2013 (GLOBE NEWSWIRE) -- ANSYS, Inc. (Nasdaq:ANSS), today announced growth in both revenue and diluted earnings per share for the first quarter of 2013. Total GAAP revenue increased 7% over the first quarter of 2012 while total non-GAAP revenue increased 6%, or 9% in constant currency, over the first quarter of 2012. GAAP net income and diluted earnings per share increased by 12% and 13%, respectively, over the first quarter of 2012, while non-GAAP net income and diluted earnings per share each increased by 8%.

"Our Q1 results reflect a resilient business in a less than robust, and somewhat unpredictable, global economy.  Most major metrics of the business performed as anticipated, highlighted by solid margins and earnings, a record deferred revenue and backlog balance of $399 million, and all-time high first quarter cash flows from operations of $95 million," commented Jim Cashman, ANSYS President and Chief Executive Officer. "These results reflect the impact of the persistent dedication and efforts of the global ANSYS team.   We entered into the year with cautious optimism, and throughout the quarter we focused on those aspects of the business that we could control.  While we continued to deliver on a number of key financial metrics, we also see opportunities as 2013 continues to unfold.  We believe that we have a solid foundation and are well positioned to continue to invest in our business for the long term. We will continue to focus our efforts to capitalize on the global market opportunities for growth, leveraging our extensive customer base and technological leadership position to drive results and deliver on our commitments."

ANSYS' first quarter financial results are presented below. The 2013 and 2012 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, as well as the impact of stock-based compensation and acquisition-related amortization of intangible assets. The 2013 non-GAAP results also exclude acquisition-related transaction costs.

GAAP and non-GAAP results reflect:

  GAAP revenue of $197.7 million in the first quarter of 2013 as compared to $185.3 million in the first quarter of 2012; non-GAAP revenue of $199.5 million in the first quarter of 2013 as compared to $187.5 million in the first quarter of 2012;
  A GAAP operating profit margin of 35.2% in the first quarter of 2013 as compared to 36.6% in the first quarter of 2012; a non-GAAP operating profit margin of 48.2% in the first quarter of 2013 as compared to 50.4% in the first quarter of 2012;
  GAAP net income of $51.0 million in the first quarter of 2013 as compared to $45.5 million in the first quarter of 2012; non-GAAP net income of $67.8 million in the first quarter of 2013 as compared to $62.9 million in the first quarter of 2012; and
  GAAP diluted earnings per share of $0.54 in the first quarter of 2013 as compared to $0.48 in the first quarter of 2012; non-GAAP diluted earnings per share of $0.71 in the first quarter of 2013 as compared to $0.66 in the first quarter of 2012.

The Company's GAAP results reflect stock-based compensation charges of approximately $8.8 million ($5.4 million after tax) or $0.06 diluted earnings per share for the first quarter of 2013.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2013 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three months ended March 31, 2013 and 2012, and for the 2013 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2013 Financial Outlook

The Company has provided its second quarter and fiscal year 2013 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and acquisition-related transaction costs.

Second Quarter and Fiscal Year 2013 Guidance

The Company currently expects the following for the quarter ending June 30, 2013:

  GAAP revenue in the range of $204.6 - $210.6 million
  Non-GAAP revenue in the range of $206.0 - $212.0 million
  GAAP diluted earnings per share of $0.50 - $0.55
  Non-GAAP diluted earnings per share of $0.69 - $0.72

The Company currently expects the following for the fiscal year ending December 31, 2013:

  GAAP revenue in the range of $850.4 - $870.4 million
  Non-GAAP revenue in the range of $855.0 - $875.0 million
  GAAP diluted earnings per share of $2.24 - $2.36
  Non-GAAP diluted earnings per share of $2.96 - $3.04

These statements are forward-looking and actual results may differ materially. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on May 2, 2013 to discuss first quarter results. The Company will provide its prepared remarks on the Company's investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call – only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 866-652-5200 (US) or 412-317-6060 (Canada & Int'l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US) or 412-317-0088 (Canada and Int'l) and entering the passcode 10027726. The archived webcast can be accessed, along with other financial information, on ANSYS' web site at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2013	December 31, 2012

ASSETS:

Cash & short-term investments	$651,481	$577,155
Accounts receivable, net	80,291	96,598
Goodwill	1,250,038	1,251,247
Other intangibles, net	331,938	351,173
Other assets	285,952	331,244

Total assets	$2,599,700	$2,607,417

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$306,801	$305,793
Current portion of long-term debt	26,574	53,149
Other liabilities	260,437	308,184
Stockholders' equity	2,005,888	1,940,291

Total liabilities & stockholders' equity	$2,599,700	$2,607,417

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
Revenue:
Software licenses	$118,875	$113,554
Maintenance and service	78,857	71,791

Total revenue	197,732	185,345

Cost of sales:
Software licenses	6,965	5,996
Amortization	9,874	10,214
Maintenance and service	19,395	18,132
Total cost of sales	36,234	34,342

Gross profit	161,498	151,003

Operating expenses:
Selling, general and administrative	50,013	45,249
Research and development	36,007	31,501
Amortization	5,929	6,425
Total operating expenses	91,949	83,175

Operating income	69,549	67,828

Interest expense	(371)	(818)
Interest income	732	901
Other expense	(321)	(616)

Income before income tax provision	69,589	67,295

Income tax provision	18,566	21,756

Net income	$ 51,023	$ 45,539

Earnings per share – basic:
Basic earnings per share	$ 0.55	$ 0.49
Weighted average shares - basic	92,908	92,817

Earnings per share – diluted:
Diluted earnings per share	$ 0.54	$ 0.48
Weighted average shares - diluted	95,166	95,190

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended
	March 31, 2013			March 31, 2012
	As Reported	Adjustments	Non-GAAP Results	As Reported	Adjustments	Non-GAAP Results

Total revenue	$197,732	$1,788(1)	$199,520	$185,345	$2,152(4)	$187,497
Operating income	69,549	$26,556(2)	96,105	67,828	$26,593(5)	94,421
Operating profit margin	35.2%		48.2%	36.6%		50.4%
Net income	$51,023	$16,729(3)	$67,752	$45,539	$17,396(6)	$62,935
Earnings per share - diluted
Diluted earnings per share	$0.54		$0.71	$0.48		$0.66
Weighted average shares - diluted	95,166		95,166	95,190		95,190

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $15.8 million of amortization expense associated with intangible assets acquired in business combinations, $8.8 million of stock-based compensation expense, the $1.8 million adjustment to revenue as reflected in (1) above and $0.2 million of acquisition-related transaction expenses.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.8 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $16.6 million of amortization expense associated with intangible assets acquired in business combinations, $7.8 million of stock-based compensation expense and the $2.2 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $9.2 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending June 30, 2013

Diluted Earnings Per Share Range
U.S. GAAP guidance	$0.50 - $0.55
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.01
Adjustment to exclude acquisition–related amortization	$0.10 - $0.11
Adjustment to exclude stock–based compensation	$0.06 - $0.07
Non-GAAP guidance	$0.69 - $0.72

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2013

Diluted Earnings Per Share Range
U.S. GAAP guidance	$2.24 - $2.36
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.03
Adjustment to exclude acquisition–related amortization	$0.39 - $0.41
Adjustment to exclude stock–based compensation	$0.26 - $0.28

Non-GAAP guidance	$2.96 - $3.04

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company's strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs about 2,500 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 70 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS

Forward Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the second quarter of 2013 and fiscal year 2013 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization and stock-based compensation expense); statements about management's views concerning the Company's prospects and outlook for 2013, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding results reflecting a resilient business, statements regarding the persistent dedication and efforts of the ANSYS global team, statements regarding our cautious optimism, statements regarding continuing to deliver on a number of key financial metrics, statements regarding seeing opportunities as 2013 continues to unfold, statements regarding believing that we have a solid foundation and are well positioned to continue to invest in our business for the long term, statements regarding continuing to focus our efforts to capitalize on the global market opportunities for growth, and statements regarding leveraging our extensive customer base and technological leadership position to drive results and deliver on our commitments are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global economy and financial markets will significantly affect ANSYS' customers' ability to make new purchases from the Company or to pay for prior purchases, the risk that adverse conditions in the global economy may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS' primary geographic regions, the risk that ANSYS' operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products, including ANSYS 14.5, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company's proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company's source code, the risk of difficulties in the relationship with ANSYS' independent regional channel partners, the risk that the expected income tax impacts of the merger of the Company's Japan subsidiaries will not be realized in one or more future periods, the risk that ANSYS may not achieve the perceived benefits of the Esterel acquisition or that the integration of Esterel may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2012 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSS-F

CONTACT: Investors:
         Annette N. Arribas, CTP
         724.514.1782
         annette.arribas@ansys.com
         Media:
         Jackie Mavin
         724.514.3053
         jackie.mavin@ansys.com